UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 11, 2012

Active Power, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30939	74-2961657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK12
Austin, Texas 78758
(Address of principal executive offices, including zip code)

(512) 836-6464
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 11, 2012, Active Power, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Caterpillar, Inc. (“Caterpillar”), effective as of June 1, 2011, governing the sale of products by Active Power to Caterpillar.  The Purchase Agreement has an initial term of five years and provides that Caterpillar will continue to market certain of the Company’s flywheel-based UPS products under the Caterpillar brand as a complement to Caterpillar’s own product line.  Under the terms of the Purchase Agreement, the Company will supply and Caterpillar will purchase all of Caterpillar’s Electric Power Division’s requirements for the Company’s products.

On January 18, 2012, the Company issued a press release announcing the Purchase Agreement.  The press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Active Power, Inc. Press Release dated January 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Date: January 18, 2012	By:	/s/ John Penver
John Penver
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Active Power, Inc. Press Release dated January 18, 2012.